================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         SECOND BANCORP, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                          SECOND BANCORP, INCORPORATED

                              108 Main Avenue, S.W.
                               Warren, Ohio 44481

                                  April 1, 1998

                      NOTICE OF ANNUAL SHAREHOLDERS MEETING

TO THE SHAREHOLDERS OF SECOND BANCORP, INCORPORATED:

                  Notice is hereby given that the Annual Meeting of Shareholders of Second Bancorp, Incorporated, will be held in the Directors Room of The Second National Bank of Warren, 108 Main Avenue, S.W., Warren, Ohio, on Tuesday, May 12, 1998, at 1:30 P.M. for the following purposes:

                  1.       To fix the number of directors at seven (7).

                  2. To elect four (4) directors of the Corporation to serve until the 2000 Annual Meeting of Shareholders or until resignation or removal.

                  3. To approve the Corporation's 1998 Non-Qualified Stock Option Plan.

                  4. To ratify the appointment of Ernst & Young LLP as the independent Certified Public Accountants of Second Bancorp, Incorporated.

                  5. To transact such other business as may come before the meeting or any adjournment thereof.

                  March 13, 1998 has been fixed by the Board of Directors as the record date. Only those shareholders of record as of the close of business on that date are entitled to notice of and to vote at the meeting.

                  WHETHER OR NOT YOU CONTEMPLATE ATTENDING THE ANNUAL SHAREHOLDERS MEETING, THE BOARD OF DIRECTORS URGES YOU TO SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                  YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY NOTICE IN WRITING DELIVERED TO THE SECRETARY OF SECOND BANCORP OR BY EXECUTION OF A LATER DATED PROXY. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

                  A proxy statement is submitted herewith.

                                    Christopher Stanitz
                                    Secretary of Second Bancorp, Incorporated

                          SECOND BANCORP, INCORPORATED
                    108 Main Avenue, S.W., Warren, Ohio 44481

                                  April 1, 1998

                                 PROXY STATEMENT

                  The Annual Meeting of Shareholders (the "Annual Meeting") of Second Bancorp, Incorporated ("Second Bancorp", the "Company", or the "Corporation"), will be held Tuesday, May 12, 1998, at 1:30 P.M. in the Board of Directors Room at the Main Office of The Second National Bank of Warren ("Second National" or the "Bank"), 108 Main Avenue, S.W., Warren, Ohio. This Proxy Statement is being mailed on or about April 1, 1998.

                  Only those shareholders of record at the close of business March 13, 1998, will be entitled to vote.

                  The solicitation of proxies will be made by mail except for any incidental solicitation by officers and representatives of Second Bancorp by personal interviews or by telephone. Second Bancorp will bear the cost of the solicitation of proxies, and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of Second Bancorp.

                            COMMON STOCK OUTSTANDING

                  As of the record date for the Annual Meeting there were 6,881,089 shares of common stock outstanding, of which 6,790,211.434 shares are entitled to vote. The remaining 90,877.566 shares are held by The Second National Bank of Warren, the wholly owned subsidiary of Second Bancorp, in certain fiduciary capacities and cannot be voted.

                  The general corporation law of Ohio provides that if notice in writing is given by a shareholder to the president, a vice president, or secretary of the Corporation, not less than 48 hours before the time fixed for holding the meeting, that the shareholder desires the voting at such election to be cumulative, and an announcement of such notice is made upon the convening of the meeting by the chairman of the meeting, or by or on behalf of the shareholder giving such notice, then each shareholder shall have cumulative voting rights in the election of directors. Proxies solicited by the Board of Directors will be voted cumulatively, if necessary. For all other purposes, each share is entitled to one vote.

                               SECURITY OWNERSHIP

                  As of the record date, the table below identifies the persons or "groups", as the term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, who own of record or beneficially more than five percent of any class of Second Bancorp voting securities and the number of shares thereof owned directly or beneficially by all Second Bancorp directors and officers as a group as of the record date (unless otherwise indicated).


                           Name of Record         Amount and Nature
                           or Beneficial          of Beneficial           Percent
Title of Class             Owner                  Ownership              of Class
--------------             --------------         -----------------      --------

Common Stock               Market Main & Co.       516,175 shares(1)       7.501%
                          (Nominee for Sub-
                           sidiary Second
                           National Bank's
                           Trust Department)

Common Stock               Second Bancorp's        355,843.972 shares(3)   5.171%
                           officers and
                           directors as a
                           group(2)

                  Under Securities laws of the United States, Second Bancorp's directors, its executive (and certain other) officers, and any persons holding more than ten percent of any class of Second Bancorp security are required to report their ownership of Second Bancorp securities and any changes in that ownership to the Securities and Exchange Commission and to Nasdaq on a timely basis. Second Bancorp is required to report in this Proxy Statement any failure to make the necessary filing as and when due. In making the following statement, Second Bancorp has relied on the written representations of its incumbent directors and officers and copies of reports known by the Company to have been filed with the SEC. During 1997, all of the required filings were made on a timely basis.

---------------


(1)      Shares held of record as of December 31, 1997 (as indicated on an SEC
         Schedule 13G, a copy of which was delivered to the Company) in fiduciary capacity for various trust customers of subsidiary The Second National Bank of Warren. None of the beneficial owners through Second National's trust department owns or controls five percent or more of the voting securities of the Company.

(2)      The officer and director group is comprised of 16 individuals.

(3) Officer shareholdings include outstanding stock options exercisable as of the record date. Figure includes all directly owned shares and all shares deemed beneficially owned by individuals in the officers and director group, whether or not disclaimed by the officer or director in question.

                              ELECTION OF DIRECTORS

                  Pursuant to the Articles of Incorporation of Second Bancorp, the Board of Directors is divided into two classes, each consisting of approximately one-half of the entire board. The directors serve staggered two year terms, so that directors of only one class are elected at each Annual Meeting. At the forthcoming Annual Meeting, the shareholders will be asked to fix the maximum number of directors at 7 and to elect 4 directors in Class II. Each director elected at the Annual Meeting will hold office until the 2000 Annual Meeting of Shareholders or, if earlier, until resignation or removal. Except as otherwise specified in the proxy, the shares represented by all properly executed and returned proxies will be voted for the election of the 4 nominees named below as directors of Second Bancorp. If, though currently unanticipated, a nominee should become unavailable to serve, proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors.


---------------------------------------------------------------------------------------------------

         The names of the nominees for director of Second Bancorp, together with specific information about the nominees, are as follows.
---------------------------------------------------------------------------------------------------

                                                               Number and Percentage
                             Principal Occupation              of Common Shares Owned
                             During the Past Five              Beneficially as of          Director
Nominees            Age      Years and Directorships           March 13, 1998 (1)           Since
---------------------------------------------------------------------------------------------------

Class II Term Expires in 2000.

Alan G. Brant        66      Chairman and President, Second        99,156.35(2,3,4)          1987
                             Bancorp and President, Director,        (1.447%)
                             and Chief Executive Officer,
                             Second National Bank.


John A. Anderson     60      Chairman and Chief Executive          16,646.534                1987
                             Officer; The Taylor-Winfield
                             Corporation, Ravenna Manufac-
                             turing Company and Hubparts, Inc.


John C. Gibson       70      Chairman of the Board, Jack           24,051.367(5,6)           1987
                             Gibson Construction Company,
                             Director, Sovereign Circiuts, Inc.


Robert J. Webster    75      Retired. Past President               43,490(7)                 1987
                             and Chief Executive Officer of
                             Denman Corporation, manufacturer
                             of automobile tires and rubber
                             rolls.



-----------------

(1) Unless otherwise stated, each nominee or director's percentage ownership of Second Bancorp stock is less than 1%.

(2) Includes 15,706 shares of stock held by Mr. Brant's wife, the beneficial ownership of which he has disclaimed.

(3) Includes 19,778.35 shares of stock held for Mr. Brant's benefit by the Bank's Savings Plan. Mr. Brant is 100% vested in these shares.

(4) Includes 20,700 shares of stock representing a like number of currently exercisable options owned by Mr. Brant.

(5) Includes 1,801.538 shares of common stock owned by, or for the benefit of, Mr. Gibson's wife, the beneficial ownership of which he has disclaimed.

(6) Includes 4,427.366 shares which are owned by the Jack Gibson Construction Company which company is controlled by Mr. Gibson.

(7) Includes 10,232 shares of stock owned by Mr. Webster's wife, the beneficial ownership of which he has disclaimed.



------------------------------------------------------------------------------------------------

         The names of the three remaining Second Bancorp directors, together with specific information about the directors, are as follows.
------------------------------------------------------------------------------------------------

                                                                Number and Percentage
                             Principal Occupation               of Common Shares Owned
                             During the Past Five               Beneficially as of       Director
Nominees            Age      Years and Directorships            March 13, 1998 (1)       Since
-------------------------------------------------------------------------------------------------

Class I Term Expires in 1999

Norman C. Harbert  64       Chairman, President, and Chief         11,544.868(2)          1987
                            Executive Officer of the HAWK
                            Corporation, owner of several
                            manufacturing firms.  Mr. Harbert
                            is also a director of Caliber
                            Systems, Inc. and New West Eyeworks.



John L. Pogue      53       Partner, Harrington, Hoppe &            1,645.13 (3)          1987
                            Mitchell, LTD (attorneys).


Raymond John       49       President and Chief Executive           8,666 (4)             1987
Wean, III                   Officer of Barto Technical
                            Services, Inc.  Prior to
                            January 1995, President of
                            Danieli Wean, Inc., and
                            President and Chief Executive
                            Officer of Wean, Incorporated,
                            formerly, Wean United, Inc.,
                            designer and manufacturer of
                            industrial machinery.






---------------

(1) Unless otherwise stated, each nominee or director's percentage ownership of the Company's stock is less than 1%.

(2)      Includes 4,043.571 shares of stock held by the trustee of Mr. Harbert's defined benefit plan and 2,236.862 shares of stock held in a personal trust for his benefit.

(3)      Includes 446 shares of common held in a SEP IRA account for Mr. Pogue's benefit.

(4) Includes 990 shares owned by Mr. Wean's wife and 1,980 shares owned by his minor children, the beneficial ownership of which he has disclaimed.


                  During 1997 there were 9 meetings of the Board of Directors. Each incumbent director and director nominee was present for more than 75 percent of the number of meetings of the Board of Directors. The members of Second National's Examining (Audit) Committee are Mr. Robert C. Lewis, Jr., a director of Second National Bank and Second Bancorp directors Gibson, Harbert, and Wean, III. The functions of the Examining Committee are to meet with Second National's auditors to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements of Second Bancorp and its subsidiary and reports of the national bank examiners as related to Second National. The Examining Committee held 6 meetings in 1997. Second Bancorp's board of directors has no Nominating Committee.


                             EXECUTIVE COMPENSATION

                  Under proxy rules and regulations promulgated by the Securities and Exchange Commission, publicly held corporations are required to disclose to their shareholders certain information concerning, or deemed relevant to, compensation paid to its Named Officers (as defined in the next sentence) and to present that information in tabular and graphic form. The first table contains a summary of annual and long-term compensation for services in all capacities to Second Bancorp and its subsidiary for calendar years 1997, 1996, and 1995, of those persons who were, at December 31, 1997, (i) the chief executive officer and (ii) the four other most highly compensated executive officers of Second Bancorp and its subsidiary (the "Named Officers").



                                                SUMMARY COMPENSATION TABLE

                                         Annual                Long Term
                                      Compensation            Compensation
                                      ------------            ------------

                                                              Securities
Name and                                                      Underlying               All
Principal                                                       Option                Other
Position                     Year     Salary      Bonus         Awards(2)         Compensation(3)
--------                     ----     ------      -----         ------            ------------

Alan G. Brant,               1997    $250,000    $80,000         7,500              $9,193
Chairman and President
of Second Bancorp, Inc.,     1996    $238,000    $82,000         7,500              $9,168
and Chief Executive
Officer, Director, and       1995    $230,000    $86,000         7,500              $8,973
President of The Second
National Bank of Warren(1)

William Hanshaw,             1997    $110,500    $34,000         6,500              $4,029
Executive Officer of
Second Bancorp, Inc.         1996    $105,500    $35,000         6,400              $4,078
and Senior Vice Pres-
ident of The Second          1995    $101,000    $30,000         6,000              $3,978
National Bank of Warren

David L. Kellerman,          1997     $97,667    $36,000         7,000              $1,489
Treasurer of Second
Bancorp, Inc., and Senior    1996     $90,375    $36,000         7,000              $5,226
Vice President and Chief
Financial Officer of The     1995     $82,667    $34,000         6,600              $4,843
Second National Bank of
Warren

Diane C. Bastic,             1997     $99,917    $29,000         6,500              $6,288
Executive Officer of
Second Bancorp, Inc., and    1996     $94,917    $28,000         6,400              $6,157
Senior Vice President
of The Second National       1995     $90,333    $26,000         6,000              $5,837
Bank of Warren

Christopher Stanitz,         1997    $101,458    $21,000         7,000              $2,721
Senior Vice President
and Secretary of Second      1996     $95,750    $20,000         6,400              $5,860
Bancorp, Inc., and Vice
President of The Second      1995     $91,167    $18,000         6,000              $5,540
National Bank of Warren


-------------------------------

(1) Mr. Brant also received fees in the amount of $7,700 for 1997, $7,700 for 1996, and $8,400 for 1995 in compensation for his services as a director of Second Bancorp.

(2) Option awards for 1995 and 1996 have been adjusted to take into account the May 1, 1997, 2-for-1 common stock split.

(3) Amounts reported for 1997 represent the sum of the Company's contributions on behalf of each of the Named Officers under the Company's employee savings plan ($7,125, $3,570, $1,002, $5,801 and $2,070 respectively for Officers Brant, Hanshaw, Kellerman, Bastic and Stanitz) and executive long term disability plan ($2,068, $459, $487, $626, and $651 respectively for Officers Brant, Hanshaw, Kellerman, Bastic and Stanitz).


                            OPTION GRANTS DURING 1997

                  The second table contains information on stock options granted during 1997 to the Named Officers and their potential realizable value.


===============================================================================================================

                                                                                    Potential Realizable Value
                 Number of       % of Total                                         at Assumed Annual Rates of
                 Securities       Options                                            Stock Price Appreciation
                 Underlying      Granted to                                              for Option Term
                 Options        Employees in     Exercise or          Expiration   ----------------------------
    Name         Granted(1)      Fiscal Year     Base Price(2)         Date(3)          5%            10%
---------------------------------------------------------------------------------------------------------------

A. G. Brant       7,500             12.1%           $22.125            7/08/07         $104,355      $264,465

W. Hanshaw        6,500             10.5%           $22.125            7/08/07          $90,441      $229,203

D. L. Kellerman   7,000             11.3%           $22.125            7/08/07          $97,398      $246,834

D. C. Bastic      6,500             10.5%           $22.125            7/08/07          $90,441      $229,203

C. Stanitz        7,000             11.3%           $22.125            7/08/07          $97,398      $246,834

ALL COMMON
 SHAREHOLDERS      NA                NA                NA                 NA        $95,743,472  $242,640,960

===============================================================================================================


(1) The reported stock options were granted in two groups to the Named Officers on July 9, 1997. The initial 4,500 options first become exercisable on July 9, 1998 and the balance on January 5, 1999.

(2) The base price of each awarded option is equal to the mean of the bid and ask price of the Corporation's common stock on the date the option was granted.

(3) Notwithstanding the stated expiration date, all stock options held by an individual terminate if that person ceases to be an employee for any reason other than death or retirement. In the event retirement or death, options must be exercised by the recipient or, as the case may be, by the recipient's estate by the earlier of the expiration date of the option or the third anniversary date of the event.


     AGGREGATED OPTION/SAR EXERCISES IN 1997 AND YEAR-END OPTION/SAR VALUES


         The third table contains information on the value realized by the Named Officers during 1997 on their exercise of stock appreciation rights (SARs) and stock options and the number and value of unexercised stock options and SARs at year-end 1996.


====================================================================================================

                                                Number of Securities          Value of Unexercised
                                               Underlying Unexercised         In-the-Money Options
                                               Options and SARs at Year-      and SARs at Year-End
               Shares                              End 1997 (1)                   1997(2)
              Acquired      Value              ----------------------------------------------------
Name         on Exercise  Realized(3)    Exercisable  Unexercisable    Exercisable  Unexercisable
----         -----------  -----------    -----------  -------------    -----------  -------------

Alan G.
Brant(4)        2,250       $31,687       42,300(5)       7,500         $705,983      $24,375

William
Hanshaw(6)      2,500       $24,843        7,400          6,500          $91,209      $21,125

David L.
Kellerman(7)    3,300       $40,838        7,000          7,000          $83,559      $22,750

Diane C.
Bastic(8)       2,250       $26,343       18,400          6,500         $254,021      $21,125

Christopher
Stanitz             0             0       22,900          7,000         $326,773      $22,750

====================================================================================================



(1) Where appropriate, the number of options and SARs have been adjusted for stock dividends and stock splits. All numbers represent options unless otherwise indicated.

(2) For all SARs exercised, the number of underlying securities with respect to which the SARs were exercised.

(3) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

(4) 2,250 share stock option with a base price of $18.417 per share exercised March 10, 1997, on which date the price of the Company's common stock was $32.50 per share ($31,687 value realized).

(5) Includes options to purchase 22,500 shares of stock at various prices and 19,800 SARs with a base price of $5.4545.

(6) 2,500 share stock option with a base price of $10.563 per share exercised May 13, 1997, on which date the price of the Company's common stock was $20.50 per share ($24,843 value realized).

(7) 3,300 share stock option with a base price of $21.125 per share exercised February 7, 1997, on which date the price of the Company's common stock was $33.50 per share ($40,838 value realized).

(8) 2,250 share stock option with a base price of $18.417 per share exercised January 8, 1997, on which date the price of the Company's common stock was $30.125 per share ($26,343 value realized).


              REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


                  The Compensation and Organization Committee of the Board of Directors (the "Committee") is a joint committee of Second Bancorp, Inc., and its subsidiary, The Second National Bank of Warren (together, the "Company"), and is composed of outside directors John A. Anderson (Committee chairman), Cloyd J. Abruzzo, and Robert J. Webster. The Committee reviews and approves all officer compensation levels with a view toward attracting and retaining qualified, competent executives to lead the Company in its achievement of its business objectives and to enhance long-term shareholder value.

                         EXECUTIVE OFFICER COMPENSATION

                  The Company's executive officer compensation program comprises base salaries, discretionary cash incentive bonuses, and long-term incentives in the form of stock option grants and, previously, stock appreciation rights ("SARs").

                  Base Salary. Each executive officer's salary level is reviewed annually based upon performance of functional responsibilities, contribution to corporate strategic goals, experience, and demonstrated capabilities. Measurements of performance may be quantitative and/or qualitative depending upon the context of the job under evaluation.

                  Discretionary Cash Incentive Bonus. The Company pays discretionary bonuses to its executive officers from an incentive pool derived from a pre-set percentage of the Company's pre-tax earnings (excluding security transactions). The pool for 1996 from which bonuses were paid in 1997 (following independent audit of 1996 results) was set at a maximum 3% of such pre-tax earnings. Cash bonuses were paid at a reduced level from the incentive pool during 1997 to ten individuals in amounts representing the Committee's subjective assessment of the executive's contribution to the Company's success, experience and demonstrated capabilities.

                  Stock Option Grants. To achieve long-term enhancement of shareholder value, the Company has an incentive program which involves the granting of incentive stock options ("ISOs") to a limited number of key officers, including its executive officers. ISOs are awarded by the Committee under the Company's Stock Option Incentive Plan originally approved by the shareholders on May 14, 1991 and amended on May 10, 1994 (the "Plan"). ISOs are awarded under the Plan at an exercise price determined by the Committee, such price to be no less than the mean of the "bid" and "ask" prices of Second Bancorp's common stock on the date of the grant. Options are awarded for ten year periods but are not exercisable during the first year following their grant and are currently subject to an annual limit of 7,500 shares to any individual. Due to Internal Revenue Service restrictions on the maximum dollar value of ISOs in any given year, options awarded during 1997 were split with a portion vesting in 1998 and the balance in 1999.

                  Options are awarded subjectively with the Committee taking into consideration the same attributes that are considered in the setting of salaries and the distribution of cash incentive bonuses. During 1997, a total of 62,000 options representing a like number of Company shares were awarded to ten individuals under the Plan.

                  The Company's current Stock Option Incentive Plan will be replaced by the 1998 Long Term Incentive Plan (the "LTIP") proposed in this proxy statement if and when the LTIP is approved and becomes effective.


                      CHIEF EXECUTIVE OFFICER COMPENSATION

                  Measurements employed in determining compensation paid to Alan
G. Brant are generally similar to those applicable to other executive officers, but also include his performance in attracting, developing, retaining, and motivating key management members critical to the achievement of the Company's short and long term growth, earnings, and strategic goals. Enhancement of shareholder value on a total return basis as demonstrated by the common stock performance graph on the following page is also considered in the assessment of Mr. Brant's performance. Total return on investment to Second Bancorp shareholders during 1997 exceeded 60% and was 271% for the five year period ending December 31, 1997. Elements of Mr. Brant's compensation thus set by the Committee are reviewed by remaining outside members of the Board.

                  The base salary and incentive cash bonus paid Mr. Brant in 1997 (as indicated in the Executive Compensation Table in this proxy statement) were a direct and indirect reflection of (i) the Company's progress and performance, and to a lesser extent (ii) salaries and bonuses paid to CEOs of banking companies similar to the Company in size and market areas.

                  Since stock option grants, and previously awarded stock appreciation rights, depend upon increases in the Company's common stock price to have value as an incentive to the recipient, such grants/awards are viewed by the Committee as integral components of Mr. Brant's (and other key executives') compensation arrangement. Given the historic performance of the Company's stock, we believe they are a highly effective tool in directly aligning his financial interests, and the interests of the executive team, with those of the Company's shareholders.


                                            Cloyd J. Abruzzo
                                            John A. Anderson
                                            Robert J. Webster

                         COMMON STOCK PERFORMANCE GRAPH

                  Supplemental to the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of total return to Second Bancorp common shareholders with an appropriate broad based market index and an index of stock performance by a peer group of publicly traded companies. The graph that follows compares year-end total shareholder returns, assuming dividend reinvestment, for the five-year period ending December 31, 1997, on Second Bancorp common stock with the Nasdaq Bank Stocks Index (Nasdaq Banks) and Nasdaq Stock Market Index (Nasdaq Market). The Nasdaq Bank Stocks Index is a peer group index of total stock return for all domestic banks traded on the Nasdaq. The Nasdaq Stock Market Index is a broad based index of total stock return for all U.S.
Companies traded on the Nasdaq National Market.





Common Stock Performance Graph

                 YE '92     YE '93    YE '94    YE '95    YE '96    YE '97

Second Bancorp   $ 100     $ 140.41  $ 145.74  $ 203.39  $ 224.13  $ 371.27
Nasdaq Banks     $ 100     $ 114.04  $ 113.63  $ 169.22  $ 223.41  $ 377.44
Nasdaq Market    $ 100     $ 114.80  $ 112.21  $ 158.7   $ 195.19  $ 239.53


                              DIRECTOR COMPENSATION

                  Each Second Bancorp director was paid $4,500 for serving on the Board of Directors in 1997 and $400 for each board meeting attended.


                                  PENSION PLAN

                  Second Bancorp has no pension plan, but its officers are partici pants in Second National Bank's pension plan. Second National has a defined benefit, non-contributory pension plan for all of its employees identified as "The Employees Retirement Plan of The Second National Bank of Warren". Due to the plan's fully funded status, the aggregate contribution for all plan participants during 1997 was zero percent (0%) of the total remuneration of the plan participants. Remuneration for the purposes of the plan is the total of salaries, commissions, and bonuses paid during the year to the plan participants. Retirement benefits under the pension plan are based primarily upon years of service and remuneration and take into account, among other things, the retirement benefit paid under the Social Security Act. The normal retirement date for the pension plan is age 65. No pension benefits were paid to the Named Officers in 1997.

                  The following table sets forth the estimated annual benefits at normal retirement age pursuant to the provisions of the pension plan to persons in specified remuneration and year-of-service classifications:


                                                    Estimated Annual Pension
                                             for Representative Years of Credit Service
Final Average Remuneration                     (assuming retirement January 1, 1998)
--------------------------                     -------------------------------------

                                               10         20           30          40

         $100,000                            $20,000    $40,100     $50,100     $50,100
          125,000                            $25,300    $50,600     $63,200     $63,200
          150,000                            $30,500    $61,100     $76,400     $76,400
          175,000                            $32,600    $65,300     $81,600     $81,600
          200,000                            $32,600    $65,300     $81,600     $81,600
          225,000                            $32,600    $65,300     $81,600     $81,600
          250,000                            $32,600    $65,300     $81,600     $81,600
          300,000                            $32,600    $65,300     $81,600     $81,600


                  Officers Brant, Hanshaw, Kellerman, Bastic and Stanitz had as of December 31, 1997, 12, 8, 16, 12 and 5 years respectively of completed credited service under Second National's pension plan.

                             EMPLOYEES' SAVINGS PLAN

                  The officers of Second Bancorp are participants in The Employees' Savings Plan of The Second National Bank of Warren (the "Plan"). Any employee who has completed 1,000 hours of service to Second National is eligible to participate in the Plan. The Plan provides that any eligible employee may elect a deduction from his/her salary, ranging from 1-15% of compensation per payroll period, the amount of which will be held by the Plan trustee for the account of such employee. Under the Plan, Second National will contribute to the Plan, on behalf of each participating employee, an amount equal to 75% of the lesser of (i) the participating employee's contribution to the Plan, or (ii) 6% of the participating employee's compensation. Participation in the Plan is voluntary. Amounts held by the Plan trustee for a participating employee may be withdrawn by such employee upon termination of employment with Second National, or upon reaching the age of 59-1/2. Amounts set aside for a participating employee's benefit, through salary deduction, will be invested by the Plan trustee at the participant's direction in one of several investment vehicles -- a Money Market Fund, a Second Bancorp Stock Fund, a Fixed Income Common Trust Fund, an Equity Common Trust Fund, or a Growth Common Trust Fund. Second National's portion of the contribution is invested solely in the Second Bancorp Stock Fund.


                   CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

                  Second Bancorp and Mr. Brant are parties to a stock appreciation rights agreement. Pursuant to the terms of that agreement, Mr. Brant has been granted appreciation rights in Second Bancorp common stock. On the occurrence of certain specified events, such rights would entitle him to receive a cash payment in an amount equal to the increase in value of a share between the date of the grant of such rights and the reference date for payment, times the number of stock appreciation rights being exercised. Second Bancorp and Mr. Brant are also parties to an employment agreement, a consulting agreement, and a deferred compensation agreement. The employment agreement, which is presently operative, sets forth the terms and conditions applicable to Mr. Brant's service as President and Chief Executive Officer of Second National. The term of Mr. Brant's employment agreement runs through March 31, 1999. The consulting agreement, which is not presently operative, sets forth the terms and conditions which would be applicable to Mr. Brant's rendering consulting services to Second National in the event he ceases to hold the offices of President and Chief Executive Officer of Second National. Under the consulting agreement, Mr. Brant is obligated to provide consulting services to Second National for a period of three years following the date of termination of his employment as a result of a change in control of the Company or one year if he is otherwise terminated (other than for cause), in return for which he will receive his annual salary in effect at the date of termination of his employment plus bonus and normal employment fringe benefits during each year in the consulting term. The deferred compensation agreement replaces a supplemental pension agreement which provided that Mr. Brant would receive an additional year of pension credit for every two years of service. The deferred compensation agreement provides that Mr. Brant will receive the benefit contemplated by the supplemental pension agreement without regard to the limits placed on executive compensation by the Internal Revenue Code.

                  Second Bancorp has entered into severance agreements with Messrs. Hanshaw, Kellerman, Ms. Bastic, Mr. Stanitz and four other key executives. Those agreements generally provide certain benefits to the executive if his/her employment is terminated within one year after the date of any change in control of the Company or if the executive resigns within that time frame as a result of a significant reduction in job responsibilities or compensation, or relocation of his/her job to a place more than 40 miles distant. Upon any such occurrence, the executive will be entitled to a continuation of salary and benefits for three years and executive job search assistance. These agreements remain in effect through May 31, 2003, unless the executive voluntarily leaves the Company's employ or is terminated for cause before that date.

                   TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

                  All of the directors and officers of Second Bancorp and Second National, and the companies with which they are associated, were customers of and transact banking business with Second National in the ordinary course of the bank's business during fiscal year 1997 and to date. Except as disclosed herein, loans and commitments to loan included among such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons. Such transactions did not involve more than the normal risk of collectibility or present other unfavorable features.

                  Two of the Bank's branches are owned by Company and Bank director John C. Gibson or entities related to him. During 1997, the Bank leased its Newton Falls branch from Mr. Gibson and J. D. Gibson at an annual lease rental rate of $33,600. In addition, during 1997, the Bank also leased its Champion branch from the Cousins Company, an entity 50% owned by Mr. Gibson, at an annual lease rental rate of $40,158. The Bank continues to make monthly lease payments to both Mr. Gibson and Cousins Company for those branches under lease agreements expiring in 2001 and 2004 respectively.

                  Mr. Gibson also serves as Chairman of the Board of Jack Gibson Construction Company ("Gibson Construction"). During 1997, the Bank contracted with Gibson Construction with respect to a number of facilities renovation and repair projects. Fees paid to Gibson Construction by the Company during 1997 for services performed in the normal course of business totaled $60,625.

                  The Bank subleases space in its main office building to various entities including the Raymond John Wean Foundation, which subleased office space in 1997 at an annual rental rate of $15,624. Raymond John Wean, III, a director of the Company, is one of four administrators of that Foundation.

                  The firm of Harrington, Hoppe & Mitchell, Ltd., of which Company director John L. Pogue is a partner, was paid fees for various legal services performed for the Company and the Bank in the normal course of their business during 1997 and it is anticipated that they will continue to do so. Legal fees (and director fees due Mr. Pogue) paid to that firm in 1997 were approximately $194,206. In addition, the firm subleased space from the Bank in its main office building during 1997 at an annual rental rate of $77,292.

               PROPOSAL TO ADOPT THE SECOND BANCORP, INCORPORATED
                      1998 NON-QUALIFIED STOCK OPTION PLAN

                  On February 5, 1998 the Board of Directors adopted, and the shareholders are asked to approve, the Second Bancorp, Incorporated 1998 Non-Qualified Stock Option Plan (the "1998 Plan"). The purpose of the 1998 Plan is to (a) provide incentive to officers, key employees, and non-employee Directors of the Company and subsidiary The Second National Bank of Warren (the "Subsidiary") to stimulate their efforts toward the continued success of the Company and its Subsidiary and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company and its Subsidiary; (b) encourage stock ownership by officers, key employees, and non-employee Directors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock; and (c) provide a means of attracting, retaining, and rewarding key employees and non-employee Directors. For the purpose of the 1998 Plan and this summary, any and all references to "non-employee Directors" shall be deemed to exclude members of any Advisory Board of Directors of the Company or its Subsidiary.

                  The 1998 Plan shall replace the amended Second Bancorp, Incorporated Stock Option Incentive Plan approved and adopted by the shareholders in 1994 (the "1994 Plan"). As such, there shall be no further grants pursuant to the 1994 Plan, and all authorized but unissued shares for which options may be granted shall no longer be subject to issuance. Nothing in this Plan, however, shall affect, in any way, awards previously granted pursuant to the 1994 Plan, and the 1994 Plan shall continue to control with respect to such previously granted options.

                  A summary of the principal features of the 1998 Plan is provided below, but is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this Proxy Statement as Exhibit A. Capitalized words in this 1998 Plan description have the meaning as defined in the 1998 Plan.

ADMINISTRATION OF THE PLAN

                  The 1998 Plan shall be administered by the Committee as described in the full text of the 1998 Plan. Subject to the terms of the 1998 Plan, the Committee shall have full authority in its discretion to determine the officers and key employees of the Company or its Subsidiary to whom Awards shall be granted and the terms and conditions of any Awards.

                  Notwithstanding the above, with respect to non-employee Directors, the Committee shall have no discretion to select which non-employee Directors will be granted Options hereunder, to determine the number of shares for which Options may be exercised, to determine the exercise price of the Option, the timing of an Award, or any other term of the Award granted to a non-employee Director.

SHARES AVAILABLE FOR ISSUANCE

                  The maximum number of shares of the Company's common Stock that may be issued under the Plan is 650,000. At no time shall the Company have outstanding Awards and shares of Stock issued in respect to Awards in excess of the Maximum Plan Shares. To the extent permitted by law, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that are forfeited, canceled or expire or terminate for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan. If a merger, consolidation, recapitalization or similar corporate event occurs, the Committee may adjust the number of shares that may be issued under the Plan in the future and the number of shares and the exercise price, if applicable, under all outstanding grants to preserve or to prevent the enlargement of the benefits made available under the Plan.

GRANTS UNDER THE PLAN

                  Stock Options. The Committee may grant officers, key employees and non-employee Directors Non-Qualified Stock Options. Employee Participant Option Awards may contain any terms that the Committee determines subject to the terms of the 1998 Plan, except that no employee Participant may be granted Options to purchase more than 10,000 shares of Stock in any Plan Year. Any non-employee Director of the Company or its Subsidiary, excluding members of any Advisory Board, shall be eligible to receive, upon election to the Board and on the date of any subsequent Annual Meeting of the shareholders of the Company if still serving as a Director of the Company or its Subsidiary, Options to purchase 1,000 shares of Company common Stock. Notwithstanding the above, no non-employee Director Participant shall receive in the aggregate Options to purchase more than 1,000 shares of Company common Stock in any one Plan year regardless of whether such non-employee Director serves on both the Second Bancorp, Incorporated Board of Directors and The Second National Bank of Warren Board of Directors.

                  The exercise price of any Option will not be less than the Fair Market Value of the Stock on the date of grant. Payment of the Option price shall be made in cash or its equivalent. The term and exercise schedule of each Option will be fixed by the Committee but no Option shall be exercisable for more than ten years from the date of grant.

                  Termination. Any Award granted under this Plan to a Participant who suffers a Termination of Employment or Directorship may be canceled, accelerated, paid or continued, as provided in the Option Agreement or, in the absence of such provision, as the Committee may determine. The portion of any Award exercisable in the event of continuation may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or Directorship or such other factors as the Committee determines are relevant to its decision to continue the Award.

                  Change in Control. In the event of a Change in Control, the Awards granted under the Plan shall become 100% Vested and exercisable pursuant to the terms of the Option Agreement.

                  Amendment. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of an Award shall adversely affect the rights of the Participant under such Award. The 1998 Plan shall remain in effect until the earlier of (a) the date on which all shares for which Options may be issued have been issued, (b) termination of the Plan by the Board, (c) ten years from the date of the adoption of the Plan by the shareholders, or (d) such date as the Board may elect. Any Award previously granted may extend beyond the termination of the Plan, and the Committee shall continue to have the authority to administer such Awards.

FEDERAL INCOME TAX CONSEQUENCES

                  The following is intended as a brief summary of the federal income tax consequences of Non-Qualified Stock Options under the Plan. State and local tax consequences may differ. Because the federal income tax rules with respect to stock options are complex, Option holders are encouraged to consult with their tax advisors prior to the exercise of any Options or the disposition of any Stock purchased pursuant to the exercise of an Option.

                  A Participant does not realize taxable income upon the grant of a Non-Qualified Stock Option. Upon the exercise of such an Option, the Participant recognizes ordinary income to the extent the Fair Market Value of the Option Stock on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income which the Participant recognizes upon the exercise of the Options.

                  Section 162(m) Deductibility Limitation: The 1998 Plan is intended to comply with Section 162(m) of the Code, thereby preserving the Company's deduction for any compensation paid to its executive officers. Section 162(m) provides that income received by the five most highly compensated officers of a publicly traded company may not be deductible by that company unless, for example, such income is derived from a performance-based plan within the meaning of Section 162(m), and the other requirements of Section 162(m) are satisfied. The 1998 Plan is intended to comply with the requirements of Section 162(m) for performance based stock option plans. Specifically, the 1998 Plan provides that: (i) as it applies to officers and key employees of the Company, the 1998 Plan will be administered by a Committee consisting solely of "outside directors" within the meaning of Section 162(m), (ii) the maximum number of shares of Company common Stock for which Options can be granted to any Participant during any calendar year shall not exceed 10,000, and (iii) the compensation a Participant could receive upon the exercise of an Option under the 1998 Plan is based solely upon the increase in the stock price from the date of the grant since the exercise price must equal the Fair Market Value of the Stock on the date of the grant pursuant to the terms of the 1998 Plan. In addition, as required by Section 162(m), the 1998 Plan will be effective only upon approval in a separate vote by a majority of the Company's shareholders.

REQUIRED VOTE

                  The Board of Directors believes that this Second Bancorp, Incorporated 1998 Non-Qualified Stock Option Plan is a valuable benefit offered to its officers, key employees and non-employee Directors. The Board of Directors has approved the Plan and has recommended that it be submitted to the Shareholders at the Annual Meeting for their approval. The Board of Directors believes that the approval of the Plan is in the Company's and Shareholders' best interests. The adoption of the 1998 Non-Qualified Stock Option Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE 1998 NON-QUALIFIED STOCK OPTION PLAN.




                                    AUDITORS

                  The Board of Directors has appointed Ernst & Young LLP as the independent Certified Public Accountants of Second Bancorp for the year 1998. A resolution requesting shareholder ratification of this appointment will be presented at the Annual Meeting.

                  A representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement, if desired.


                                  MISCELLANEOUS

                  The Board of Directors of Second Bancorp is not aware of any matters which are to be presented at the forthcoming Annual Meeting of Shareholders other than those specifically enumerated herein and in the notice of the meeting.

                  Whether or not you expect to be present at the Annual Shareholders Meeting, it is important that you sign and return the enclosed proxy. If you do attend the Meeting, you may vote personally rather than by proxy.

                  All shares represented by proxy in the form enclosed herewith will, in the absence of other instructions, be voted in favor of:

                  (1)      Fixing the number of directors at 7;

                  (2) Electing Alan G. Brant, John A. Anderson, John C. Gibson and Robert J. Webster as directors to serve until the 2000 Annual Meeting of Shareholders or until a successor is elected and qualified;

                  (3) Approving and adopting the 1998 Non-Qualified Stock Option Plan; and

                  (4) Ratifying the appointment of Ernst & Young LLP as the independent Certified Public Accountants of Second Bancorp.

                  Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote upon any such matters in accordance with the recommendations of the Board of Directors.

                  The cost of solicitation of proxies shall be borne by Second Bancorp, including the cost of preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may be by contacts made by the Board of Directors and employees of Second Bancorp and Second National personally or by telephone or telegram.


                          SHAREHOLDER PROPOSALS - 1999

                  In order for shareholder proposals to be considered for presentation at the 1999 Annual Meeting of Shareholders, such proposals must be received by Second Bancorp by December 1, 1998.


                  THE PROXIES ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THEIR EXERCISE BY NOTICE IN WRITING DELIVERED TO THE SECRETARY OF SECOND BANCORP OR BY EXECUTION OF A LATER DATED PROXY. FINANCIAL STATEMENTS FOR THE LATEST FISCAL YEAR, PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS, ARE CONTAINED IN SECOND BANCORP'S 1997 ANNUAL REPORT MAILED TO SHAREHOLDERS WITH THIS NOTICE AND PROXY STATEMENT. ADDITIONAL COPIES OF SECOND BANCORP'S ANNUAL REPORT FOR 1997 CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO THE CORPORATION'S SECRETARY, CHRISTOPHER STANITZ, AT THE ADDRESS SET FORTH ON THE COVER OF THIS PROXY STATEMENT.


                                             Christopher Stanitz
                                             Secretary
                                             Second Bancorp, Incorporated

                                    EXHIBIT A

                      1998 NON-QUALIFIED STOCK OPTION PLAN

                          SECOND BANCORP, INCORPORATED
                      1998 NON-QUALIFIED STOCK OPTION PLAN

Second Bancorp, Incorporated (the "Company") hereby establishes this Plan to be called the Second Bancorp, Incorporated 1998 Non-Qualified Stock Option Plan to encourage officers, certain key employees and non-employee Directors of the Company and subsidiary The Second National Bank of Warren (the "Subsidiary") to acquire common Stock of the Company pursuant to the grant of Non-Qualified Stock Options. The purpose of the Plan is to (a) provide incentive to officers, key employees, and non-employee Directors of the Company and its Subsidiary to stimulate their efforts toward the continued success of the Company and its Subsidiary and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company and its Subsidiary;
(b) encourage stock ownership by officers, key employees, and non-employee Directors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock; and (c) provide a means of attracting, retaining, and rewarding key employees and non-employee Directors. Notwithstanding anything to the contrary contained herein, any reference in this 1998 Plan to "non-employee Directors" shall be deemed to exclude members of any Advisory Board of Directors of the Company or its Subsidiaries.

If approved, this Plan shall replace the amended Second Bancorp, Incorporated Stock Option Incentive Plan approved and adopted by the shareholders in 1994 (the "1994 Plan"). As such, there shall be no further grants pursuant to the 1994 Plan, and all authorized but unissued shares for which options may be granted shall no longer be subject to issuance. Nothing in this Plan, however, shall effect, in any way, awards previously granted pursuant to the 1994 Plan, and the 1994 Plan shall continue to control with respect to such previously granted options.


                              SECTION 1 DEFINITIONS

         1.1 DEFINITIONS. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

                  (a) "Award" means any Non-Qualified Stock Option Award granted under the Plan.

                  (b) "Beneficiary" means the person or persons designated in writing by a Participant to exercise an Award in the event of the Participant's death while employed by the Company or its Subsidiary, or while a Director of the Company or its Subsidiary, or in the absence of such designation, the executor or administrator of the Participant's estate.

                  (c) "Board" means the Board of Directors of Second Bancorp, Incorporated.

                  (d) "Change in Control" shall mean, and shall have been deemed to have occurred if and when: (i) any person or entity (other than the Company) or any number or combination thereof acting in concert (I) shall have acquired ownership of or the right to vote or direct the voting of 25% or more of the issued and outstanding capital stock of the Company, and (II) shall have voted those shares, or otherwise used its ownership interest in the Company, in a manner intended to exert control or significant influence over the operation of the Company; or (ii) the Company shall have been merged into another company or shall have otherwise consolidated with another company in such a way that the Company is not the surviving entity; or (iii) the Company shall have sold substantially all of its assets to another company or other entity or person. The date of any Change of Control shall be the same as the official date of the merger, consolidation or sale or, with respect to (i) above, the date on which an acquirer shall have first exercised control or influence over the Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means (1) for purposes of Non-Qualified Stock Options granted to employee Participants of the Company or its Subsidiary, the Compensation and Organization Committee of the Board of Directors consisting of at least two Directors, each of whom qualifies as a "disinterested person" within the meaning of Rule 16b-3 of the Exchange Act and an "outside director" as the term is defined for purposes of Section 162(m) of the Code, and (2) for purposes of Non-Qualified Stock Options granted to non-employee Directors of the Company or its Subsidiary, a Committee as designated by the Board.

                  (g) "Company" means Second Bancorp, Incorporated, an Ohio corporation or its successor corporation.

                  (h) "Disability" has the same meaning as provided in "The Employees Retirement Plan of The Second National Bank of Warren" maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Committee. In making its determination, the Committee may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Committee may make the determination in its sole discretion, and any decision of the Committee will be binding on all parties.

                  (i) "Fair Market Value" shall be determined by the Committee but shall not be less than the mean of the bid and ask price of the Company's common Stock price as reported by NASDAQ at the close of business on the date in question.

                  (l) "Non-Qualified Stock Option" means a stock option, other than an option qualifying as an Incentive Stock Option as defined in Section 422 of the Code.

                  (m) "Option" means a Non-Qualified Stock Option.

                  (n) "Option Agreement" means a written agreement between the Company and a Participant or other written documentation evidencing an Award.

                  (o) "Participant" means (1) an officer or key employee of the Company or its Subsidiary designated by the Committee to receive an Award hereunder, and (2) a non-employee Director of the Company or its Subsidiary, excluding members of any Advisory Board, eligible to receive an Award hereunder.

                  (p) "Plan" means the Second Bancorp, Incorporated 1998 Non-Qualified Stock Option Plan.

                  (q) "Plan Year" means the calendar year.

                  (r) "Stock" means the Company's common Stock.

                  (s) "Subsidiary" means The Second National Bank of Warren.

                  (t) "Termination of Directorship" shall be deemed to have occurred when an individual Director cease to be a member of the Board of Directors of the Company or its Subsidiary.

                  (u) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company or its Subsidiary regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for cause. In the event that a Participant ceases to be an employee but remains a member of the Board of the Company or its Subsidiary, no Termination of Employment shall be deemed to have occurred until the Participant ceases to be a member of such Board.

                  (v) "Vested" means that an Award is nonforfeitable and exercisable with regard to a designated number of shares of Stock.


                             SECTION 2 GENERAL TERMS

         2.1 SHARES AVAILABLE FOR ISSUANCE. Subject to adjustment in accordance with Section 4.2, 650,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved and subject to issuance under the Plan. At no time shall the Company have outstanding Awards and shares of Stock issued in respect to Awards in excess of the Maximum Plan Shares. To the extent permitted by law, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that are forfeited, canceled or expire or terminate for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

         2.2 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the officers and key employees of the Company or its Subsidiary to whom Awards shall be granted, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the terms and provisions of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option Agreements under the Plan, and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determination under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The

Committee's decisions shall be final and binding on all Participants. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee may rely on the advice and opinion of such persons. No member of the Committee shall be personally liable for any determination, interpretation, or action taken in good faith with respect to this Plan.

Notwithstanding the above, with respect to non-employee Directors, the Committee shall have no discretion to select which non-employee Directors will be granted Options hereunder, to determine the number of shares for which Options may be exercised, to determine the exercise price of the Option, or the timing of an Award.

         2.3 ELIGIBILITY AND LIMITS. Participants in the Plan shall be selected by the Committee from among those officers and key employees of the Company or its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. In addition, any non-employee Director of the Company or its Subsidiaries shall be eligible upon election to the Board of the Company or its Subsidiaries and on the date of any subsequent Annual Meeting of the shareholders of the Company if still serving as a Director of the Company or its Subsidiaries. No employee Participant shall receive Awards which in total shall be for more than 10,000 shares of Stock in any Plan Year. Notwithstanding
Section 3.1(a) below, no non-employee Director Participant shall receive in the aggregate Options to purchase more than 1,000 shares of the Company in any one Plan Year regardless of whether or not such non-employee Director serves on both the Second Bancorp, Incorporated Board of Directors and The Second National Bank of Warren Board of Directors.


                            SECTION 3 TERMS OF AWARDS

         3.1 TERMS AND CONDITIONS OF ALL AWARDS.

                  (a) The number of shares of Stock to which an Award shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Sections 2.1 and 2.3. Notwithstanding the above, with respect to Options granted to non-employee Directors, there are hereby granted the following Options under this Plan subject to Sections 2.1 and 2.3: (i) With respect to each individual who first becomes a non-employee Director of the Company or its Subsidiary on or after the effective date of the Plan, an Option to purchase 1,000 shares of Stock as of the date the individual first becomes a non-employee Director; (ii) With respect to each person who, as of the date of any annual meeting of the Company's shareholders after the effective date of this Plan, is an incumbent non-employee Director of the Company or its Subsidiary, and previous to such meeting has received an Option under (i) above, an Option to purchase 1,000 shares of Stock as of the date of such meeting. Notwithstanding the above, (I) the initial grant of Options to the non-employee Directors following approval of this Plan by the shareholders, shall not occur until the six (6) month anniversary of the adoption of this Plan by the shareholders, and (II) in no case shall a non-employee Director receive Options to purchase more than 1,000 shares of Stock (as adjusted from time to time under Section 4.2) in any one calendar year.

                  (b) Each Award shall be evidenced by a written Option Agreement delivered to and accepted by the Participant containing such terms and provisions as the Committee may determine is appropriate, subject to the provisions of the Plan.

                  (c) The date an Award is granted shall be the date on which the Committee has approved the terms and conditions of the Option Agreement and has determined the recipient of the Award and the number of shares covered by the Award; provided, however, that the date of an Award to a non-employee Director shall be as provided in Section 3.1(a) above. Notwithstanding any other provisions of this Plan, in no event shall any Award be granted prior to the date in which this Plan is approved by a majority of the shareholders of the Company.

                  (d) The Options granted pursuant to this Plan shall vest 100% one (1) year from the date of grant. Notwithstanding, the Committee may provide in any Option Agreement an alternative vesting schedule which shall in no event be less than one year. The vesting schedule shall specify when such Awards shall become Vested and thus exercisable. Notwithstanding any vesting schedule which may be specified in an Option Agreement, in the event of a Change in Control, the Awards granted under the Plan shall become 100% Vested and exercisable pursuant to the terms of the Option Agreement.

                  (e) Awards shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant, or in the event of the Disability or death of the Participant, by the legal representative of the Participant. Notwithstanding the above, the Committee may expressly provide in the Option Agreement that a Participant may transfer such Award, in whole or in part, (i) to a spouse or lineal descendant (hereinafter "Family Member"), (ii) to a trust for the exclusive benefit of a Family Member, or (iii) to a partnership, limited liability company or other entity in which all the beneficial owners are Family Members. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 3.1(e). All terms and conditions associated with the Award shall continue to apply following a transfer in accordance with this Section 3.1(e).

         3.2      TERMS AND CONDITIONS OF OPTIONS:

                  (a) Option Price. Subject to adjustment in accordance with
Section 4.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of the Stock purchasable under any Option shall be one hundred percent (100%) of the Fair Market Value of Stock on the date of grant as determined in Section 3.1(c) and 1.1(i).

                  (b) Option Term. Any Option granted to a Participant shall not be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee may specify a shorter term and state such term in the Option Agreement.

                  (c) Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option shall be made in cash or a cash equivalent. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

                  (d) Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Option Agreement to the contrary.

                  (e) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction described in Code Section 424(a), may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued Option being replaced thereby.

         3.3 TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT OR DIRECTORSHIP. Any Award granted under this Plan to a Participant who suffers a Termination of Employment or Directorship may be canceled, accelerated, paid or continued, as provided in the Option Agreement or, in the absence of such provision, as the Committee may determine. The portion of any Award exercisable in the event of continuation may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or Directorship or such other factors as the Committee determines are relevant to its decision to continue the Award.


                          SECTION 4 GENERAL PROVISIONS

         4.1 WITHHOLDING. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the employee Participant to remit to the Company an amount sufficient to satisfy any statutory federal, state and local, if any, withholding tax requirements prior to the delivery of any certificate or certificates for such stock. An employee Participant may pay the withholding tax in cash, or, in such other manner as the Option Agreement provides.

         4.2 CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION.

                  (a) The number of shares of Stock reserved for the grant of Options; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares, or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock, or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

                  (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect, or in anticipation of such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Awards, the termination or adjustment of outstanding Awards, or the acceleration of Awards. Any adjustment pursuant to this Section
4.2 may provide, in the Committee's discretion, for the elimination without payment of any fractional shares that might otherwise become subject to any Award.

                  (c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         4.3 RIGHT TO TERMINATE EMPLOYMENT OR DIRECTORSHIP. Nothing in the Plan or in any Option Agreement pursuant to this Plan shall confer upon any Participant the right to continue as an employee, officer, or Director of the Company or any of its Subsidiary or affect the right of the Company, or with respect to the non-employee Directors, the shareholders, or its Subsidiary to terminate the Participant's employment or directorship at any time.

         4.4 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         4.5 NON-ALIENATION OF BENEFITS. Other than as specifically provided with regard to the death of a Participant or with regard to a transfer to a Family Member in accordance with Section 3.1(e), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.

         4.6 TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of an Award shall adversely affect the rights of the Participant under such Award.

         4.7 CHOICE OF LAW. The laws of the State of Ohio shall govern the Plan, to the extent not preempted by federal law.

         4.8 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall be submitted to the shareholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company, and shall become effective upon the date of such approval, and shall remain in effect until the earlier of (a) the date on which all shares for which Options may be issued have been issued, (b) termination of the Plan by the Board, (c) ten years from the date of the adoption of the Plan by the shareholders, or (d) such date as the Board may elect. Any Award previously granted may extend beyond the termination of the Plan, and the Committee shall continue to have the authority to administer such Awards.

                          SECOND BANCORP, INCORPORATED
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 12, 1998

The undersigned hereby appoints Eugene E. Rossi, Michael G. Casale, and Frederick M. Shape, and each of them, with power of substitution, proxies to represent the undersigned to vote all common shares of Second Bancorp, Incorporated, owned by the undersigned at the Annual Meeting of Shareholders to be held in the Directors Room at the Main Office of The Second National Bank of Warren, 108 Main Avenue, S.W., Warren, Ohio, on Tuesday, May 12, 1998, at 1:30 P.M. and any adjournment thereof, as marked on the reverse side hereof.

The proxies are also authorized to vote upon such other business as may properly come before the meeting.

None of the above named proxy holders are officers or employees of Second Bancorp, Incorporated.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ON THIS PROXY CARD UNLESS OTHERWISE INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING
PROPOSALS.


1.       To fix the number of                    For      Against   Abstain
         Directors at 7.
                                                 ------   -------   -------

                                                        Vote        Withhold
                                                       For All    Vote For All
2.       To elect Directors in Class II
         to serve a term of two years.
         Nominees: Brant, Anderson,                    -------       -------
         Gibson, Webster

         A SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE BY LINING THROUGH THE NOMINEE'S NAME.

3.       To adopt the 1998 Non-Qualified        For     Against   Abstain
         Stock Option Plan.

                                                ------  -------   -------


4.       To Ratify the appointment of           For     Against   Abstain
         Ernst & Young LLP, as the
         independent Certified Public
         Accountants of Second Bancorp,         ------  -------   -------
         Incorporated.


                           The undersigned hereby ratifies and confirms all that said proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of Notice of Annual Shareholders Meeting and the Proxy Statement accompanying the notice.

                           Please sign exactly as name appears at left. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation or partnership, please sign corporate or partnership name by authorized officer.



Date Signed _________, 1998               ___________________________


                                          ___________________________
                                          Signature of Shareholder(s)